EXHIBIT 99.1

VOTING AGREEMENT

VOTING AGREEMENT, dated as of April 23, 2008 (this “Agreement”), by and among Triarc Companies Inc., a Delaware corporation (“Triarc”), and the parties listed on Annex I hereto (each, a “Stockholder”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial holder of, and has the sole right to vote and dispose of, the number of issued and outstanding shares of Triarc Class A Common Stock and Triarc Class B Common Stock (collectively, the “Shares”), as set forth opposite such Stockholder’s name on Annex I (all such Shares owned of record or beneficially by any Stockholder as of the date hereof, together with any Shares that are hereafter issued to or otherwise acquired by such Stockholder prior to the termination of this Agreement (including pursuant to any exercise of stock options or exercise or conversion of other securities, or pursuant to a stock dividend, distribution, split-up, recapitalization, combination or similar transaction), and any Shares with respect to which any Stockholder has of the date hereof, or acquires prior to the termination hereof, the right to exercise or direct the vote, whether by proxy or otherwise being hereinafter referred to as the “Subject Shares”):

WHEREAS, concurrently with the execution and delivery of this Agreement, Triarc, Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Triarc (“Merger Sub”), and Wendy’s International, Inc., an Ohio corporation (“Wendy’s”) are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), whereby, among other things in accordance with the applicable provisions of the Ohio General Corporation Law, Merger Sub will be merged with and into Wendy’s, with Wendy’s as the surviving corporation (the “Merger”) and as a result of the Merger, Wendy’s will become a wholly-owned subsidiary of Triarc; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Triarc and Wendy’s required that each Stockholder, and in order to induce Triarc and Wendy’s to enter into the Merger Agreement, each Stockholder (in such Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

AGREEMENT TO VOTE

Section 1.01.     Voting of Subject Shares. Each Stockholder severally as to itself only agrees that, until the date this Agreement is terminated in accordance with Section 4.03, at any meeting of the stockholders of Triarc and at every adjournment or postponement thereof, such Stockholder shall, or shall cause the holder of record on any applicable record date to, vote (or cause to be voted) its, his or her Subject Shares:

(i)	in favor of the Triarc Stockholder Approval Matters;

(ii)          against the approval of any matter or proposal submitted to the shareholders of Triarc for approval, if approval of such agreement would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Triarc under the Merger Agreement; and

(iii)         against (A) merger, rights offering, reorganization, recapitalization or liquidation involving Triarc or any of its subsidiaries (other than the Merger), (B) a sale or transfer of a material amount of assets or capital stock of Triarc or any of its subsidiaries or (C) any action that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone or adversely affect the     Merger and the other transactions contemplated by the Merger Agreement.

Section 1.02.    Irrevocable Proxies. In order to secure the performance of each Stockholder’s obligations under this Agreement, by entering into this Agreement and solely with respect to the matters described in Section 1.01, such Stockholder hereby irrevocably grants a proxy appointing such Persons as Triarc designates as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in its, his or her name, place and stead, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by and in accordance with Section 1.01, in such Person’s discretion, with respect to such Stockholder’s Subject Shares, in each case, until the termination of this Agreement in accordance with Section 4.03. Each Stockholder hereby represents that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and that any such proxies are hereby revoked. Each Stockholder severally (and not jointly) hereby affirms that the irrevocable proxy set forth in this Section 1.02 is given in connection with the execution of the Merger Agreement and affirms that such irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except that such irrevocable proxy shall be revoked automatically, without any notice or other action by any Person, upon the termination of this Agreement in accordance with Section 4.03. Each Stockholder severally (and not jointly) hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. THE PROXY AND POWER OF ATTORNEY SET FORTH IN THIS SECTION 1.02 IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder shall execute and deliver to Triarc any proxy cards that such Stockholder receives to vote in favor of the adoption of the Merger Agreement, the Merger or any of the transactions contemplated thereby.

Section 1.03. Company Breach. For the avoidance of doubt, each Stockholder agrees that, during the term of this Agreement the obligations of each Stockholder specified in Section 1.01 shall not be affected by (i) any Triarc Recommendation Withdrawal or (ii) any breach by Triarc of any of its representations, warranties, agreements or covenants set forth in the Merger Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants as to itself, himself or herself, severally and not jointly, to Triarc as follows:

Section 2.01.    Authorization; Binding Agreement. The execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby are within its, his or her legal capacity and requisite powers, and if this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to execute, deliver and perform this Agreement. Assuming the due authorization, execution and delivery of this Agreement by Triarc, this Agreement constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.02.     Non-Contravention. Other than (a) the filing by such Stockholder of any reports with the Securities and Exchange Commission required by Section 13(d) or 16(a) of the Exchange Act, (b) any consent, approval filing or notification which has been obtained as of the date hereof, or (c) any consent, approval, filing or notification, the failure of which to obtain, make or give would not impair in any material respect such Stockholder’s ability to perform its obligations under this Agreement (or Triarc’s rights to vote such Stockholder’s Subject Shares pursuant to the proxy contemplated by Section 1.02), the execution and delivery of this Agreement by such Subject Stockholder does not, and the performance of the terms of this Agreement by such Stockholder (or the Triarc’s voting of such Stockholder’s Subject Shares pursuant to the proxy contemplated by Section 1.02) will not (1) require such Stockholder to obtain the consent or approval of, or make any filing with or notification to, any Governmental Entity, (2) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on such Stockholder or its properties and assets, (3) conflict with or violate any organizational document or Law applicable to such Stockholder’s Subject Shares or such Stockholder or pursuant to which any such Stockholder is a party, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust. Such Stockholder’s Subject Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.

Section 2.03.     Ownership of Subject Shares; Total Shares. As of the date hereof, such Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of its, his or her Subject Shares. As of the date hereof, such Stockholder does not own, beneficially or otherwise, any shares of voting stock of Triarc other than as set forth opposite such Stockholder’s name in Annex I. There are no outstanding options or other rights to acquire from such Stockholder, or obligations of such Stockholder to sell or to dispose of, any shares of voting stock of Triarc, other than customary rights granted to a secured party in connection with the grant of a security interest to a bona-fide financial institution.

Section 2.04.     Voting Power. Each Stockholder has full voting power with respect to its, his or her Subject Shares, and full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of its, his or her Subject Shares.

Section 2.05.    Reliance by Triarc and Wendy’s. Such Stockholder understands and acknowledges that each of Triarc and Wendy’s are entering into the Merger Agreement and the transactions contemplated therein in reliance upon such Stockholder’s execution and delivery of this Agreement.

ARTICLE 3

ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Section 3.01.    Transfers. Except as provided hereunder or under the Merger Agreement, from the date hereof until this Agreement is terminated in accordance with Section 4.03, no Stockholder shall, directly or indirectly, other than under existing documentation in connection with the grant of a security interest in the Stockholders Subject Shares and any refinancing thereof containing similar terms to those currently in place with respect to the matters set forth below:

(i)            sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, such Stockholder’s Subject Shares or any interest contained therein;

(ii)          grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to such Stockholder’s Subject Shares, other than this Agreement; nor

(iii)         enter into, or deposit such Stockholder’s Subject Shares into, a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any of such Stockholder’s Subject Shares; nor

(iv)	commit or agree to take any of the foregoing actions.

Section 3.02.     Stop Order. Each Shareholder agrees that it shall authorize and request Triarc to notify its transfer agent that there is a stop transfer order with respect to all of the Subject Shares and that this Agreement place limits on the voting of the Subject Shares.

Section 3.03.     Documentation and Information. Each Stockholder (i) consents to and authorizes the publication and disclosure by Triarc and Wendy’s and their affiliates of its, his or her identity and holding of Subject Shares and the nature of its, his or her commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Entity, the Merger Agreement, or any other disclosure document in connection with the transactions contemplated by the Merger Agreement or this Agreement, and (ii) agrees promptly to give to Triarc and Wendy’s any information it may reasonably require for the preparation of any such disclosure documents; provided that, to the extent practicable, each such Stockholder shall have a reasonable opportunity to review and comment on any such announcement or disclosure prior to its publication, filing or disclosure. Each Stockholder agrees to promptly notify Triarc and Wendy’s of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.

Section 3.04.    Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of Triarc on, of or affecting any Stockholder’s Subject Shares or (ii) any Stockholder becomes the beneficial owner of any additional shares of Triarc voting stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1.01 hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of Triarc held by such Stockholder immediately following the effectiveness of the events described in clause (1) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were such Stockholder’s Subject Shares hereunder. Each Stockholder hereby agrees, while this Agreement is in effect, to notify Wendy’s of the number of any new shares of Triarc voting stock acquired by such Stockholder, if any, after the date hereof. No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of Triarc makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Stockholder signs solely in his, her or its capacity as the record and/or beneficial owner, as applicable, of, or holder of voting rights with respect to, the Subject Shares and nothing herein shall limit or affect any actions taken by such Stockholder (or a designee of such Stockholder) in his or her capacity as an officer or director of Triarc in exercising his or her or Triarc’s or the Triarc Board of Directors’ rights in connection with the Merger Agreement or otherwise. Subject to the foregoing, until the Merger is consummated or this Agreement is terminated in accordance with its terms, no Stockholder shall, nor shall such Stockholder permit any investment banker, attorney or other advisor or representative of the Stockholder to, directly or indirectly through another person, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Triarc Takeover Proposal; provided that any action which is permitted by the

Merger Agreement to be taken by a stockholder in his or her capacity as a director or officer or which is permitted hereby shall not be prohibited by the foregoing.

ARTICLE 4

MISCELLANEOUS

Section 4.01.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next Business Day when sent by overnight courier or on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Triarc or Merger Sub to:

Triarc Companies Inc.

1155 Perimeter Center West

Suite 1200

Atlanta, GA 30047

Facsimile: (678) 514-5344

Attention: General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, New York 10019

Telecopy: (212) 757-3990

Attention: Paul D. Ginsberg, Esq.

Jeffrey D. Marell, Esq.

if to any Stockholder, to him or her at the address specified on Annex I, with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Facsimile: (212) 504-6666

Attention: Dennis J. Block, Esq.

Section 4.02.    Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements and other instruments as Triarc may reasonably request to carry out the transactions contemplated by this Agreement.

Section 4.03.	Termination.

(i)           This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time.

(ii)          In the event of the termination of this Agreement pursuant to this Section 4.03, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any material breach of this Agreement occurring prior to such termination.

Section 4.04.     Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

Section 4.05.	Amendments and Waivers.

(i)           Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement and Wendy’s or, in the case of a waiver, by each party against whom the waiver is to be effective and Wendy’s.

(ii)          No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 4.06.     Expenses. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 4.07.	Binding Effect; Intended Third Party Beneficiary; Assignment; .

(i)           The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, administrators, executors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their successors, heirs, personal representatives, administrators, executors and permitted assigns; provided that, Wendy’s is an intended third party beneficiary of, with the right to enforce, the obligations of the Stockholders under this Agreement.

(ii)          No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

Section 4.08.     Governing Law; Jurisdiction. This Agreement is for the benefit of and may be enforced by the Shareholders and Wendy’s and its and their respective directors, officers, shareholders, affiliates, employees and agents and be governed by and construed in accordance with Delaware law without regard to conflicts of law principles. The Shareholders and Wendy’s also hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The Shareholders and Wendy’s also agree not to commence any action, suit or proceeding arising out of or relating to this Agreement except in such courts and that service of any process, summons, notice or document by U.S. registered mail to your address as set forth above shall be effective service of process for any action, suit or proceeding brought against you in any such court. The Shareholders and Wendy’s hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby in the courts of the State of Delaware and of the United States of America located in the State of Delaware, and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 4.09.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.10.     Counterparts: Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 4.11.     Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to its subject matter.

Section 4.12.     Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 4.13.    Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that there would not be an adequate remedy at law for money damages in such event. Accordingly, it is agreed that the parties hereto shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, without the need to post bond or other security, in addition to any other remedy to which they are entitled at law or in equity.

Section 4.14.     Stockholder Obligations Several and not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder. The failure of any Stockholder to execute and deliver this Agreement shall in no way affect the obligations of any other Stockholder hereunder.

Section 4.15.     Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 4.16.     No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TRIARC COMPANIES, INC.
By:	/s/ Stephen E. Hare
Name: Stephen E. Hare Title: Senior Vice President and Chief Financial Oficer

NELSON PELTZ
By:	/s/ Nelson Peltz
Name: Nelson Peltz

PETER W. MAY
By:	/s/ Peter W. May
Name: Peter W. May

ANNEX I

Record or Beneficial Ownership of the Voting Shares

Stockholder	Shares of Voting Stock Directly Beneficially Owned	Warrants/Options to Acquire Voting Stock	Notes Exchangeable for Voting Stock
Nelson Peltz	7,003,867 Shares of Class A Common Stock 9,205,104 Shares of Class B Common Stock	0	0
Peter W. May	3,732,448 Shares of Class A Common Stock 4,688,495 Shares of Class B Common Stock	0	0